UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA BIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KALA

BIO

KALA BIO, INC.,

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 30, 2026

Dear Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of KALA BIO, Inc., which will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2025 on Friday, January 30, 2026 at 11:00 a.m., Eastern Time. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class II directors, David Lazar, Mark Iwicki and Todd Bazemore, each to serve until the 2028 annual meeting of stockholders and until his successor has been duly elected and qualified;

2.	The approval of a non-binding advisory vote on executive compensation;

3.	The ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.	The approval of the issuance of shares of our common stock upon conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d);

5.	The approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 1,500,000,000.

6.	The approval of an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the shares of our common stock at a ratio of not less than 1‑for‑2 and not greater than 1‑for‑100

7.	The approval of an adjournment of the 2025 annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals at the time of the meeting, or in the absence of a quorum; and

The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As noted above, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means you can attend the annual meeting online, vote your shares electronically during the annual meeting and submit questions online during the annual meeting by accessing www.virtualshareholdermeeting.com/KALA2025 shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card, voting instruction form or notice of availability of proxy materials. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Stockholders of record at the close of business on December 30, 2025 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record for any purpose germane to the meeting during the 10-day period ending on the day before the annual meeting. If you wish to view this list, please contact our Secretary at the address and phone number set forth above.

We are mailing a full set of our proxy materials, including this proxy statement, a proxy card (or voting instruction form) and our annual report, to stockholders of record as of the Record Date. These materials are also available at www.proxyvote.com.

We encourage all stockholders to attend the virtual annual meeting. However, whether or not you plan to attend the virtual annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions of each of your voting options described in the proxy statement. If you have any questions or require any assistance with voting shares, please contact our proxy solicitor Morrow Sodali, LLC.

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

David Lazar

Chief Executive Officer

Arlington, Massachusetts

December 30, 2025

Important Information About the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 30, 2026: We will mail to stockholders of record a full set of our proxy materials, including this proxy statement, a proxy card (or voting instruction form) and our 2024 annual report. These materials are also available at www.proxyvote.com. If you would like additional copies, please contact our Investor Relations department at (781) 996-5252 or request materials at www.proxyvote.com.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
Implications of Being a “Smaller Reporting Company”	9
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Election of Directors	10
Class II Director Nominees	11
Current Directors	12
Class I Directors	12
Class II Directors	12
Class III Directors	13
Corporate Governance Matters	13
Corporate Governance Guidelines	14
Board Leadership Structure	14
Board Determination of Independence	15
Board of Director Meetings and Attendance	15
Communicating with the Independent Directors	16
Committees of the Board of Directors	16
Director Nomination Process	18
Criteria and Diversity	18
Stockholder Nominations	19
Oversight of Risk	19
Code of Business Conduct and Ethics	20
Policies and Procedures for Related Person Transactions	20
Related Person Transactions	21
EXECUTIVE AND DIRECTOR COMPENSATION	24
Executive Officers	24
Executive Compensation	24
Executive and Director Compensation Processes	25
MATTERS TO BE VOTED ON	47
Proposal 1: Election of Directors	47
Proposal 2: Advisory Vote on Executive Compensation	48
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	49
Proposal 4: To Approve the Issuance of Shares of our Common Stock upon Conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in Accordance with Nasdaq Listing Rules 5635(b) and 5635(d)	51
Proposal 5: Approval of an Amendment to our Restated Certificate of Incorporation, as Amended, to Increase the Number of Authorized Shares of Common Stock to 1,500,000,000	53

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Proposal 6: Approval of an Amendment to our Restated Certificate of Incorporation, as amended, to Effect a Reverse Stock Split of our Common Stock at a Ratio of Not Less than 1-for-2 and Not Greater than 1-for-100.	54
Proposal 7: Approval of an Adjournment of the 2025 Annual Meeting, if Necessary, to Solicit Additional Proxies, or in the Absence of a Quorum	56
RECOMMENDATION OF THE BOARD OF DIRECTORS	57
STOCK OWNERSHIP AND REPORTING	58
Security Ownership of Certain Beneficial Owners and Management	58
Oxford Settlement and Voting Agreement	59
Delinquent Section 16(a) Reports	59
OTHER MATTERS	60
Stockholder Proposals for our 2026 Annual Meeting of Stockholders	60
Stockholder Proposals Included in Proxy Statement	60
Stockholder Proposals Not Included in Proxy Statement	60
Householding of Annual Meeting Materials	60

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KALA

BIO

KALA BIO, INC.,

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on January 30, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of KALA BIO, Inc. for use at the annual meeting of stockholders to be held on Friday, January 30, 2026 at 11:00 a.m., Eastern Time, and at any adjournment thereof. The 2025 annual meeting of stockholders will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2025. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend.

Except where the context otherwise requires, references to “Kala,” “the Company,” “we,” “us,” “our” and similar terms refer to KALA BIO, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize the proxies to vote your shares in accordance with your instructions. On or about December 30, 2025, we commenced mailing to stockholders of record as of the Record Date a full set of our proxy materials, including this proxy statement, a proxy card (or voting instruction form, as applicable) and our Annual Report. These materials are also available without charge upon request from our Investor Relations department and may be accessed at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to KALA BIO, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476 or by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

The information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and any reference to our website address is intended to be inactive textual reference only.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.	Our board of directors provided these proxy materials to you by mail and has also made them available to you on the Internet in connection with the solicitation of proxies for use at our 2025 annual meeting of stockholders to be held virtually on Friday, January 30, 2026 at 11:00 a.m., Eastern Time at www.virtualshareholdermeeting.com/KALA2025. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q.	Why did I receive a full set of proxy materials by mail rather than a Notice of Internet Availability?

A.	We are mailing a full set of our proxy materials to stockholders of record as of the Record Date. You can also access these materials online at www.proxyvote.com. Beneficial owners holding in “street name” may receive materials from their bank, broker or other nominee in accordance with that intermediary’s delivery practices.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class II directors, David Lazar, Mark Iwicki and Todd Bazemore, each to serve for a three-year term and until their successors have been duly elected and qualified (Proposal 1):

2.	The approval of a non-binding, advisory vote on executive compensation (Proposal 2).

3.	The ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3).

4.	The approval of the issuance of shares of our common stock upon conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d) (Proposal 4).

5.	The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 1,500,000,000 (Proposal 5).

6.	The approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not greater than 1-for-100, with the exact exchange ratio and timing to be determined at the discretion of the board of directors (Proposal 6).

7.	The approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals at the time of the meeting, or in the absence of a quorum (Proposal 7).

8.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q.	Why is the annual meeting a virtual, online meeting?

A.	We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/KALA2025. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q.	How do I virtually attend the annual meeting?

A.	We will host the annual meeting live online. The webcast of the annual meeting will start at 11:00 a.m., Eastern Time, on January 30, 2026. Online access to the webcast will open fifteen (15) minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual annual meeting, you will need to log-in at www.virtualshareholdermeeting.com/KALA2025 using the 16-digit control number on the proxy card or voting instruction form.

Beginning fifteen (15) minutes prior to and during the annual meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.virtualshareholdermeeting.com/KALA2025.

Q.	Who can vote at the annual meeting?

A.	To be entitled to vote, you must have been a stockholder of record at the close of business on December 30, 2025, the record date for our annual meeting. There were 23,249,725 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Equiniti Trust Company, LLC, you may vote your shares during the annual meeting or by proxy prior to the annual meeting as follows:

1.	Over the Internet prior to the Annual Meeting: To vote over the Internet prior to the annual meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet prior to the annual meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on January 29, 2026, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.	By Telephone prior to the Annual Meeting: To vote by telephone, please call 1-800-690-6903 in the United States, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on January 29, 2026, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.	By Mail prior to the Annual Meeting: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. The proxy card must be received not later than January 29, 2026, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.	Over the Internet during the Annual Meeting: If you attend the annual meeting virtually, you may vote your shares online (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/KALA2025 during the annual meeting. You will need your 16-digit control number included on the proxy card or notice of availability of proxy materials. If you vote by proxy prior to the annual meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, broker or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Banks, brokers and other nominees are permitted to vote shares for which they have received no voting instructions on “discretionary” matters, but they are not permitted to vote these shares on “non-discretionary” matters. A “broker non-vote” occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its client.

The ratification of the appointment of HTL International, LLC as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item. Accordingly, we expect that your bank, broker or other nominee may vote your shares in its discretion with respect to that matter if you do not give voting instructions on Proposal 3. If banks, brokers and other nominees exercise this discretionary authority (which they may not do), no broker non-votes are expected to occur in connection with Proposal 3.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, (i) the election of Class II directors (Proposal 1), (ii) the non-binding advisory vote on executive compensation (Proposal 2), (iii) the approval of the issuance of shares of our common stock upon conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d) (Proposal 4), (iv) the approval of an amendment to increase the number of authorized shares of common stock (Proposal 5), (v) the approval of an amendment to effect a reverse stock split (Proposal 6) and (vi) the approval of an adjournment of the meeting, if necessary (Proposal 7) are considered to be non-discretionary items. Accordingly, if you do not give your bank, broker or other nominee voting instructions on Proposal 1, Proposal 2, Proposal 4, Proposal 5, Proposal 6 and/or Proposal 7, they may not vote your shares with respect to these matters, and we expect your shares would be counted as broker non-votes in connection with these proposals.

If your shares are held in “street name”, you will receive instructions from your bank, broker or other nominee explaining how you can attend the annual meeting online and vote your shares online during the annual meeting.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you should become unable to attend the annual meeting your shares will be voted.

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above under “Over the Internet Prior to the Annual Meeting” or “By Telephone Prior to the Annual Meeting”. Only your latest Internet or telephone vote is counted.

2.	Sign, date and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.	Attend the annual meeting virtually and vote online as instructed above under “Over the Internet during the Annual Meeting.” Your virtual attendance at the annual meeting, without voting online during the annual meeting, will not revoke your proxy.

4.	Give our corporate secretary written notice before the annual meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote online during the annual meeting, which will have the effect of revoking any previously submitted voting instructions if you follow the procedures described under “How do I vote?” above.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.	The holders of one third of the voting power of the shares of our common stock issued and outstanding as of the record date must be present virtually or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present broker non-votes. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1 - Election of Directors (Class II)

The three nominees for director receiving the highest number of votes “for” election will be elected as Class II directors. This is called a plurality.

Each director nominee will be elected by a plurality of the votes cast by stockholders entitled to vote on the election at the annual meeting. You may vote “for” all nominees; vote “for” one or more nominees and “withhold” your vote from the other nominees; or “withhold” your vote from all nominees. Votes that are “withheld” and broker non‑votes are not votes cast and will not be included in the vote tally for the election of directors, and therefore will not affect the result. For information about what happens if a director nominee receives more “withhold” votes than “for” votes in an uncontested election, see “What happens if a director nominee receives more “WITHHOLD” votes than “FOR” votes in an uncontested election?” below.

Proposal 2 - Advisory Vote on Executive Compensation

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 2 is required for approval of the advisory vote on executive compensation.

As described in more detail in Proposal 2, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Shares that abstain from voting and broker non-votes are not votes cast and will not be counted as votes cast or voting on Proposal 2. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 2.

Proposal 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 3 is required for the ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

Shares that abstain from voting and broker non-votes (if any) are not votes cast and will not be counted as votes cast or voting on Proposal 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 3.

Proposal 4 - Approval of the Issuance of Shares of our Common Stock upon Conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d).

The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 4 is required for the approval of Proposal 4. Shares that abstain from voting and broker non-votes are not votes cast and will not be counted as votes cast or voting on Proposal 4. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 4.

Proposal 5 - Approval of an Amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock

The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 5 is required for the approval of Proposal 5. Shares that abstain from voting and broker non-votes are not votes cast and will not be counted as votes cast or voting on Proposal 5. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 5.

Proposal 6 - Approval of an Amendment to our Restated Certificate of Incorporation to effect a Reverse Stock Split

The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 6 is required for the approval of Proposal 6. Shares that abstain from voting and broker non-votes are not votes cast and will not be counted as votes cast or voting on Proposal 6. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 6.

Proposal 7 - Approval of an Adjournment of the Annual Meeting (if Necessary) to Solicit Additional Proxies, or in the Absence of a Quorum

The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 7 is required to approve an adjournment of the annual meeting.

Shares that abstain from voting and broker non‑votes are not votes cast and therefore will not be counted as votes cast on Proposal 7; accordingly, abstentions and broker non‑votes will have no effect on the voting on Proposal 7.

Q.	What happens if a director nominee receives more “WITHHOLD” votes than “FOR” votes in an uncontested election?

A.	Our corporate governance guidelines set forth a process that takes effect if any director nominee receives more “withhold” votes than “for” votes in an uncontested election, or a “Majority Withhold Vote”. Upon such occurrence, the affected director would be expected, promptly following certification of the stockholder vote, to offer to the board of directors to tender his or her resignation as a director for consideration by the board of directors. The board of directors will follow the following procedures in deciding whether or not to accept such director’s offer to resign, all of which procedures are to be completed within 90 days following the certification of the stockholder vote.

The nominating and corporate governance committee will evaluate the best interests of the company and its stockholders and recommend to the board of directors the action to be taken with respect to such offer to resign. Such action may include requesting and accepting the resignation; retaining such director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the Majority Withhold Vote; resolving that such director will not be re-nominated for election in the future; rejecting the offer to resign; or such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant, including, as it deems appropriate, any stated reasons of stockholders for the Majority Withhold Vote, any alternatives for curing the underlying cause of the Majority Withhold Vote, the total number of shares voted, how such shares were voted, the number of broker non-votes, the director’s tenure, the director’s qualifications, the criteria for nomination as a director set forth in the corporate governance guidelines, the director’s past and expected future contributions to the company and the overall composition of the board of directors, including whether the director’s resignation would cause the company to fail to meet any SEC or Nasdaq requirement.

The board of directors will then decide whether to accept, reject or modify the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such director’s resignation, and if such resignation is rejected by the board, such disclosure will include the rationale behind the decision. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our by-laws or may decrease the size of our board of directors.

Our corporate governance guidelines are available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the nominees to serve as Class II directors, each for a three‑year term;

FOR the approval of the advisory vote on executive compensation;

FOR the ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

FOR the approval of the issuance of shares of our common stock upon conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d);

FOR the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

FOR the amendment to our Restated Certificate of Incorporation to effect a reverse stock split; and

FOR the adjournment of the annual meeting, if necessary, to solicit additional proxies, or in the absence of a quorum.

Q.	Are there other matters to be voted on at the annual meeting?

A.	We do not know of any matters that may come before the annual meeting other than the election of our Class II directors, the advisory vote on executive compensation, the ratification of the appointment of HTL International, LLC as our independent registered public accounting firm, the approval of the issuance of shares of our common stock upon conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split, and the approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies, or in the absence of a quorum. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. We have retained Morrow Sodali, LLC, a proxy solicitation firm, or the proxy solicitor, to solicit proxies in connection with the annual meeting at an estimated cost of approximately $12,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. Proxies will be solicited by the proxy solicitor by mail, telephone, e-mail and in person. Proxies may also be solicited by our directors, officers and employees by mail, telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Q.	How do I submit a question at the annual meeting?

A.	If you wish to submit a question, on the day of the annual meeting, beginning at 10:45 a.m., Eastern Time on January 30, 2026, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be posted at www.proxyvote.com in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the annual meeting. Because time is limited at the annual meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the annual meeting by contacting Investor Relations at (781) 996-5252. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We are a smaller reporting company so long as we have a public float of less than $250 million, or have annual revenues of less than $100 million and a public float less than $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors currently consists of seven members divided into three classes, with members of each class holding office for staggered three‑year terms. There are currently two Class I directors, three Class II directors and two Class III directors (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). David Lazar serves as our Chief Executive Officer, Chief Financial Officer and Chair of the Board. Set forth below are the names of, and certain information for, each member of our board of directors, including the nominees for election as Class II directors, as of December 29, 2025. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters-Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director or executive officers.

Name	Age	Position
Class I Directors
Marjan Farid, M.D.(2)(3)	51	Director
Andrew I. Koven(1)(2)	67	Director
Class II Directors
Mark Iwicki	58	Director
Todd Bazemore	54	Director
David Lazar	35	Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer and Chair of the Board
Class III Directors
C. Daniel Myers(1)(2)	70	Director
Howard B. Rosen(1)(3)	67	Director

Director Nominees
David Lazar	35	Class II Director Nominee
Mark Iwicki	58	Class II Director Nominee
Todd Bazemore	54	Class II Director Nominee

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Each of our current directors, except for David Lazar, has agreed to tender a resignation, effective immediately following the conclusion of the Annual Meeting, if our stockholders approve Proposal 4 and Proposal 5. Subject to such resignations becoming effective, and if our stockholders approve Proposal 1, the Board currently expects David Lazar to stay on as a Class II director and the holder of the rights and obligations under the November 2025 Securities Purchase Agreement to nominate up to eight director nominees. Any such nominees will be qualified and approved by the Company’s Nominating and Corporate Governance Committee.

Class II Director Nominees

David Lazar has served as a member of our board of directors and Chief Executive Officer since November 2025. He served as Chief Executive Officer of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August - November 2025, a public biopharmaceutical company previously focused on the development and sale of eyecare, wound care, and skin care products, from August 2025 to October 2025. Prior to that, Mr. Lazar previously served as director on the board of directors of FiEE, Inc. (formerly Minim, Inc.) (NASDAQ: FIEE) where he also previously served as the Chief Executive Officer and Chief Financial Officer from December 2023 to February 2025. Mr. Lazar served as interim Chief Executive Officer and principal financial officer of Bio Green Med Solution Inc. (NASDAQ: BGMS), from January 2, 2025 through February 26, 2025. Mr. Lazar served as the Chief Executive Officer of Black Titan Corporation listed on Nasdaq (NASDAQ: BTTC) from August 2022 to April 2024, where he also served as a director and board chairman from August 2022 until October 2023. Mr. Lazar also served as the chief executive officer and chairman of the board of directors of OpGen, Inc. (OTC: OPGN) from March 2024 to August 2024. Mr. Lazar also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025. Mr. Lazar served as the Chief Executive Officer of Activist Investing from March 2018 to April 2022. We believe Mr. Lazar’s expertise as an investor with a diverse knowledge of capital markets and experience leading public companies qualifies him to serve as a member of our board of directors.

Mark Iwicki has served as a member of our board of directors since September 2015. Mr. Iwicki previously served as our President from August 2017 to December 2021 and as Executive Chair of our board of directors from April 2015 to September 2015. Prior to joining us, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion, a pharmaceutical company. Mr. Iwicki was at Sepracor Inc./Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki also currently serves on the boards of Aerovate Therapeutics, Inc., Merus, Akero Therapeutics, Inc., Third Harmonic Bio, Inc. and Q32 Bio Inc. and formerly served on the board of Aimmune Therapeutics, Inc. and Pulmatrix Inc., all publicly-traded companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas qualifies him to serve as a member of our board of directors.

Todd Bazemore has served as a member of our board of directors since 2025. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. Since October 2020, Mr. Bazemore has served on the board of directors of Pulmatrix Inc., a clinical stage publicly traded biopharmaceutical company. He received his Bachelor of Science from the University of Massachusetts, Lowell. We believe that Mr. Bazemore’s significant experience as an executive at multiple biopharmaceutical companies qualifies him to serve as a member of our board of directors.

Current Directors

Class I Directors

Marjan Farid, M.D. has served as a member of our board of directors since October 2022. Since 2007, Dr. Farid has served as Professor of Clinical Ophthalmology, Director of Cornea, Refractive & Cataract Surgery, and Vice Chair of Ophthalmic Faculty at the Gavin Herbert Eye Institute, University of California Irvine. Her clinical practice is divided between patient care, teaching, and research. Dr. Farid’s research interests focus on corneal surgery, specifically the use of the femtosecond laser for corneal transplantation. Dr. Farid is also the founder of the Severe Ocular Surface Disease Center at the University of California Irvine, where she performs limbal stem cell transplants, as well as artificial corneal transplantation, for the treatment of patients with severe ocular surface disease. Dr. Farid also serves as the Chair of the Corneal Clinic Committee of the American Society of Cataract and Refractive Surgery. Dr. Farid received a B.S. in Biology from the University of California - Los Angeles and M.D. from the University of California - San Diego. We believe that Dr. Farid’s experience in the ophthalmology field qualifies her to serve as a member of our board of directors.

Andrew I. Koven has served as a member of our board of directors since September 2017 and as our Lead Independent Director since December 2018. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., or Pozen, commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion Pharmaceuticals, Inc., or Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor Inc., Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. Mr. Koven also currently serves on the board of NeuroBo Pharmaceuticals, Inc., or NeuroBo, a publicly-traded company, and has served as its Chair since January 2022. Mr. Koven is also a member of NeuroBo’s Audit Committee and Chair of its Nominating and Corporate Governance Committee. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. We believe that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Class II Directors

Mark Iwicki has served as a member of our board of directors since September 2015. Additional biographical information appears earlier under “Nominees.”

Todd Bazemore has served as a member of our board of directors since 2025. Additional biographical information appears earlier under “Nominees.”

David Lazar has served as a member and the chair of our board of directors since November 2025. Additional biographical information appears earlier under “Nominees.”

Class III Directors

C. Daniel Myers has served as a member of our board of directors since October 2021. Mr. Myers served as the Chief Executive Officer of MediPrint Ophthalmics, Inc. (formerly Leo Lens Pharma), a private eye-care company, from April 2020 to April 2022. Previously, Mr. Myers co-founded Alimera Sciences, Inc., or Alimera, a publicly traded pharmaceutical company, and served as its Chief Executive Officer from 2003 until January 2019. Before co-founding Alimera, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics), a pharmaceutical company, and served as its Vice President of sales and marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers served as a director of Alimera from 2003 to August 2023, and as chairman of its board of directors from January 2019 to August 2023. Mr. Myers currently serves as Chairman Emeritus of Alimera. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc., a publicly traded biopharmaceutical company, from 2009 to 2012. Mr. Myers holds a B.S. in Industrial Management from the Georgia Institute of Technology. We believe that Mr. Myers’ experience in the biopharmaceutical industry, including his specific experience with ophthalmology pharmaceutical companies, qualifies him to serve as a member of our board of directors.

Howard B. Rosen has served as a member of our board of directors since January 2014. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has served at Stanford University as an adjunct professor in Chemical Engineering since 2021 and as a lecturer in Management since 2011, and he previously served as a lecturer in Chemical Engineering from 2009 until 2021. Mr. Rosen served as Chief Executive Officer of AcelRx Pharmaceuticals, Inc. (now Talphera, Inc.), or Talphera, a public specialty pharmaceutical company developing products for pain relief, from April 2016 to March 2017, and Interim Chief Executive Officer from April 2015 to March 2016. Mr. Rosen also served as Interim President and Chief Executive Officer of Pearl Therapeutics, Inc. from June 2010 to March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. From 2003 until 2004, Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged in 2001 with Johnson & Johnson, a global healthcare company. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen served on the board of directors of Talphera until February 2024 and on the board of directors of Alcobra, Ltd., a public pharmaceutical company, until November 2017. Mr. Rosen is currently a member of the board of directors of private companies, including Firecycte Therapeutics, Inc., Hammerton, Inc., and Entrega, Inc., and was a member of the board of directors of Metera Pharmaceuticals, Inc. from 2018 to 2020, Aria Pharmaceuticals, Inc. from 2020 to 2023 and Hopewell Therapeutics, Inc. from 2022 to 2024. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar and a Henry Ford II Scholar. We believe that Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with the development and commercialization of pharmaceutical products, qualifies him to serve as a member of our board of directors.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com. Alternatively, you can request a copy of any of these documents by writing us at KALA BIO, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476, Attention: Chief Financial Officer.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that, among other things:

●	the principal responsibility of our board of directors is to oversee our management;

●	a majority of the members of our board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

●	the independent directors meet at least twice a year in executive session;

●	directors have full and free access to management and, as necessary and appropriate, independent advisors;

●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

●	our nominating and corporate governance committee will oversee an annual self-evaluation of our board of directors to determine whether our board and its committees are functioning effectively.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of Chief Executive Officer and Chair of the board of directors should be separate, whether we should have a Lead Independent Director, and why the board of directors’ leadership structure is appropriate given the specific characteristics or circumstances of our company. Our corporate governance guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time.

Mr. Lazar currently serves as Chair of our board of directors and as Chief Executive Officer (as well as our Chief Financial Officer). Our board believes that combining the Chair and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Our board believes that Mr. Lazar’s combined role of Chair and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Mr. Koven has served as our Lead Independent Director since December 2018. As our Lead Independent Director, Mr. Koven’s responsibilities include the following, among others:

●	chairing any meeting of the independent directors of our board in executive session;

●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

●	facilitating communications between other members of our board and our Chair and Chief Executive Officer;

●	monitoring, with the assistance of our Chief Financial Officer or any general counsel, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

●	working with our Chair and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and

●	otherwise consulting with our Chair and Chief Executive Officer on matters relating to corporate governance and board performance.

We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors determined that each of our directors, with the exception of David Lazar, Mark Iwicki and Todd Bazemore, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Lazar, Mr. Iwicki and Mr. Bazemore are not an independent directors under these rules because they have been executive officers within the last three years. Under Nasdaq rules, a director shall not be considered independent if they are employed as an executive officer of another entity where at any time during the past three years any of our current executive officers served on the compensation committee of such other entity.

Board of Director Meetings and Attendance

Our board of directors held 8 meetings during the year ended December 31, 2024, or fiscal 2024. During fiscal 2024, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Each then-serving member of the board of directors attended the 2024 annual meeting of stockholders.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Lead Independent Director, subject to advice and assistance from the company’s general counsel, if any, or an individual performing a similar function, if any, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Independent Director, or chair of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Andrew I. Koven, Lead Independent Director, c/o KALA BIO, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com.

Audit Committee

The members of our audit committee are Mr. Koven, Mr. Myers and Mr. Rosen. Mr. Rosen is the chair of the audit committee.

Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal audit function;

●	overseeing our risk assessment and risk management policies;

●	reviewing with management our cybersecurity and other information technology risks, controls and procedures, including the our plans to mitigate cybersecurity risks and respond to data breaches;

●	establishing policies regarding retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. In 2020, the audit committee delegated to its chair authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of the delegated authority, the chair must report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval.

Our board of directors has determined that Mr. Rosen is an “audit committee financial expert” as defined in applicable SEC rules. We believe that each member of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules and that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The audit committee held 5 meetings during fiscal 2024.

Compensation Committee

The members of our compensation committee are Dr. Farid, Mr. Koven and Mr. Myers. Mr. Koven is the chair of the compensation committee. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing an evaluation of our senior executives;

●	overseeing and administering our cash and equity incentive plans;

●	reviewing and making recommendations to our board of directors with respect to director compensation;

●	approving, or recommending for approval by our board of directors, the implementation or revision of any compensation recovery or “clawback” policies, and overseeing the administration of such policies;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

●	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee held 6 meetings during fiscal 2024.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Farid and Mr. Rosen. Dr. Farid is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

●	reviewing and making recommendations to our board with respect to our board leadership structure;

●	reviewing and making recommendations to our board with respect to management succession planning;

●	developing and recommending to our board of directors corporate governance principles; and

●	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee held 2 meetings during fiscal 2024.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies in this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude that he or she should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. While the nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the committee deems diversity an important criteria to consider in evaluating future nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to KALA BIO, Inc., Attention: Nominating and Corporate Governance Committee, 1167 Massachusetts Avenue, Arlington, Massachusetts 02476. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters - Stockholder Proposals for our 2026 Annual Meeting of Stockholders”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters-Stockholder Proposals for our 2026 Annual Meeting of Stockholders.”

Bankruptcies

Mr. Koven was, until his retirement on January 30, 2019, the President and Chief Business Officer of Aralez and served in that role with the company’s predecessor, Pozen, commencing on June 1, 2015. On August 10, 2018, Aralez and its affiliates each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions and divestitures, capital allocation, organizational structure and certain operational risks. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Such oversight by our audit committee includes direct communication with our independent registered public accounting firm. Our audit committee also provides director oversight over cybersecurity risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or practices has the potential to encourage excess risk-taking. Oversight by the compensation committee includes direct communication with our independent compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and committees and management succession planning.

Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks. In addition, members of our senior management team regularly attend our board meetings and are available to address any questions or concerns raised by the board on major risk exposures, the potential impact of such risks, risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the code is available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel or, if none, to our chief financial officer, or individual performing a similar function. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

With respect to related person transactions, it is the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, since January 1, 2024, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities. These transactions were approved in accordance with our Related Person Transaction Policy to the extent required, and we believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Private Placements 2024 Private Placement

On December 29, 2024, we entered into a securities purchase agreement with certain purchasers, or the Series I Purchasers, pursuant to which we issued and sold to the Series I Purchasers, (i) 1,340,603 shares of our common stock, at a price per share equal to $6.44 and (ii) 3,286 shares of our Series I Convertible Non-Redeemable Preferred Stock, or the Series I Preferred Stock, at a price per share equal to $644.00, for aggregate gross proceeds of approximately $10.75 million, which we refer to collectively as the Series I Private Placement. The following holders of more than 5% of our voting securities and their affiliates purchased securities in the Series I Private Placement and paid the aggregate purchase prices are set forth: 667, L.P. purchased 30,620 shares of common stock for an aggregate purchase price of $197,192.80; Baker Brothers Life Sciences, L.P. purchased 279,939 shares of common stock for an aggregate purchase price of $1,802,807.16; SR One Capital Fund II Aggregator, LP purchased 155,279 shares of common stock for an aggregate purchase price of $999,996.76; and Cormorant Global Healthcare Master Fund, LP purchased 603,027 shares of common stock and 3,286 shares of Series I Preferred Stock for an aggregate purchase price of $5,999,677.88. We agreed that we will not without the prior approval of the requisite Series I Purchasers issue or authorize the issuance of any equity security that is senior or pari passu to the Series I Preferred Stock with respect to liquidation preference.

Registration Rights

We are party to a Registration Rights Agreement, dated December 29, 2024, with the purchasers in the Series I Private Placement, which provides certain resale registration rights with respect to the shares of common stock issued in the Series I Private Placement and the shares of common stock issuable upon conversion of the Series I Preferred Stock.

November 2025 Securities Purchase Agreement

On November 23, 2025, we entered into a Securities Purchase Agreement with David Lazar, pursuant to which, in a private placement, we agreed to issue and sell (in two closings) shares of our preferred stock for aggregate gross proceeds of up to $6.0 million. At the first closing on November 24, 2025, we issued and sold 900,000 shares of our Series AA Convertible Non‑Redeemable Preferred Stock (“Series AA Preferred Stock”) at a price per share of $2.00, for aggregate gross proceeds of $1.8 million. The second closing is expected to occur promptly following the receipt of stockholder approval and prior to 31 March 2026, subject to (i) the approval by our stockholders of (A) an increase in the number of authorized shares of our common stock to enable the issuance of the shares of common stock issuable upon conversion of the preferred shares and (B) the conversion of the preferred shares into shares of common stock in accordance with Nasdaq listing rules, (ii) the filing of a charter amendment effecting such share increase, (iii) the filing of a Certificate of Designations for the Series AAA Convertible Non‑Redeemable Preferred Stock, and (iv) other customary closing conditions. At the second closing, we have agreed to issue and sell 2,100,000 shares of our Series AAA Convertible Non‑Redeemable Preferred Stock (“Series AAA Preferred Stock”) at a price per share of $2.00, for aggregate gross proceeds of $4.2 million, $1.0 million of which was paid to Oxford as partial consideration for Oxford’s entry into the loan settlement described below.

In connection with the Securities Purchase Agreement, on November 21, 2025, our board appointed Mr. Lazar as our Chief Executive Officer (effective immediately following the first closing) and principal financial officer (effective the business day following the first closing) and elected him as a Class II director (effective immediately prior to the execution and effectiveness of the Securities Purchase Agreement). The Securities Purchase Agreement also grants Mr. Lazar participation rights to purchase up to 25% of new equity securities in firm‑commitment underwritten offerings during the participation period, and, subject to Nasdaq Listing Rule 5640 and stockholder approval, the right to recommend up to eight individuals to be nominated for election at the stockholder meeting.

On November 24, 2025, we filed a Certificate of Designations for the Series AA Preferred Stock. Each share of Series AA Preferred Stock is initially convertible into 55 shares of our common stock (subject to adjustment) at any time at the option of the holder after the Stockholder Approvals and filing of the charter amendment. Shares of Series AA Preferred Stock generally have no voting rights, except as required by law and with specified protective class votes. The Series AAA Preferred Stock will have terms substantially similar to the Series AA Preferred Stock, except that each share of Series AAA Preferred Stock is initially convertible into 420 shares of our common stock (subject to adjustment).

Convertible Loan Agreement

On November 9, 2025, we entered into a Convertible Loan Agreement with David Lazar for an aggregate principal amount of $375,000 with an annual interest rate of 15%. A portion of the proceeds was permitted to be used to facilitate negotiation and finalization of the additional investment transaction with Mr. Lazar and to prepare and file our Form 10-Q for the quarter ended September 30, 2025. The loan was due on November 9, 2026, and subject to extension until November 9, 2027 under certain conditions. The loan was repaid on December 18, 2025.

Oxford Loan Settlement

As a condition to the first closing, on November 23, 2025, we and our subsidiary Combangio, Inc. entered into a loan settlement agreement with Oxford, pursuant to which Oxford agreed to settle all of our payment obligations under the Loan and Security Agreement in consideration for (i) a $2.0 million cash payment and (ii) our issuance to Oxford of 1,620,000 shares of our common stock. On November 23, 2025, we also entered into a Voting Agreement with Oxford and Mr. Lazar, pursuant to which, for four months following that date, Oxford agreed to vote 1,620,000 settlement shares (and any additional shares it acquired during the term) in favor of all proposals recommended by our board at the stockholder meeting.

On December 11, 2025, following Mr. Lazar’s sale of his rights and obligations under the Securities Purchase Agreement solely with respect to the Series AAA Preferred Shares to AK Holdings Group Inc., a Panamanian company, we engaged Nissim Amram as a consultant to advise the Company on potential strategic alternatives. Mr. Lazar retained his holdings of the Series AA Preferred Shares and the Convertible Loan Agreement which we repaid on December 18, 2025.

Voting Agreement.

On November 23, 2025, we entered into a Voting Agreement with David Lazar and Oxford in connection with the private placement and the settlement of our outstanding loan obligations with Oxford.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Certain information regarding our executive officers as of December 29, 2025 is set forth below.

Name	Age	Position
David Lazar	35	Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer
Kim Brazzell, Ph.D.	72	Head of Research and Development and Chief Medical Officer
Darius Kharabi	46	Chief Business Officer

David Lazar is our Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer and Chair of our board of directors. Please see “Board of Directors and Corporate Governance - Election of Directors” above for biographical information regarding Mr. Lazar.

Kim Brazzell, Ph.D. has served as our Chief Medical Officer since February 2013 and as our Head of Research and Development since December 2021. Dr. Brazzell served as Chief Medical Officer of Mimetogen Pharmaceuticals, Inc., or Mimetogen, a clinical stage biotechnology company, from January 2012 until December 2015 and has served on the board of directors of Mimetogen since January 2024. Dr. Brazzell also held several executive positions at Inspire Pharmaceuticals, Inc., or Inspire, a specialty pharmaceutical company focusing on ophthalmic and respiratory products, including Executive Vice President of Medical and Scientific Affairs from 2010 to 2011, Executive Vice President and Head of Ophthalmology Business from 2009 to 2010, and Senior Vice President of Ophthalmic Research and Development from 2004 to 2008. Prior to joining Inspire, Dr. Brazzell served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics AG from 2000 to 2004. Dr. Brazzell also served as Vice President, R&D at Ciba Vision Ophthalmics, Inc. and as Associate Director, R&D, at Alcon Laboratories, Inc. Dr. Brazzell received a B.S. in Pharmacy and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Darius Kharabi has served as our Chief Business Officer since November 2021. From August 2018 to November 2021, Mr. Kharabi was co-founder and Chief Executive Officer of Combangio Inc., a clinical stage ophthalmology mesenchymal stem cell secretome company that we acquired in November 2021. He is the co-founder of Lagunita Biosciences, LLC, an early-stage medical investment company. Since 2015, Mr. Kharabi has served as the Chief Operating Officer of Lagunita Biosciences, LLC. From October 2015 to August 2018 he helped create and manage multiple Lagunita portfolio life-science companies, including xCella Biosciences, acquired by Ligand, Kedalion Therapeutics, acquired by Novartis AG, and Combangio. From October 2015 through August 2019 he served as the Chief Operating Officer of xCella Biosciences and from October 2015 through November 2017 he served as the President of Kedalion. Prior to Lagunita, he served as Vice President, Corporate Development and International Sales at OrthAlign, a commercial stage orthopedic surgery navigation company, where his responsibilities included the launch of the KneeAlign® total knee arthroplasty navigation product line in the United States and global markets. Mr. Kharabi started his career as a biotechnology licensing attorney at Wilson, Sonsini, Goodrich & Rosati, PC. He received his B.S. in Biochemistry from Georgetown University and his J.D. and M.B.A. degrees from Stanford University.

Executive Compensation

The following discussion relates to the compensation of our former Chief Executive Officer, Mark Iwicki, who resigned on February 11, 2025, our President and Chief Operating Officer, Todd Bazemore, who was appointed as our interim Chief Executive Officer on February 11, 2025, and our Head of Research and Development and Chief Medical Officer, Kim Brazzell, Ph.D. for the periods presented. These three individuals are collectively referred to herein as our named executive officers. Each year, our compensation committee and board of directors review and determine the compensation of our named executive officers.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

In January 2023, our compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, as our independent compensation consultant for 2023 year-end compensation matters. Pearl Meyer was again retained as our independent compensation consultant for 2024 compensation matters. Although our compensation committee considers the advice and guidelines of Pearl Meyer, our compensation committee ultimately makes its own decisions about these matters and recommendations to our board about these matters.

During the fiscal year ended December 31, 2024, the compensation committee directly engaged Pearl Meyer to advise on our executive and director compensation programs generally. Pearl Meyer ultimately developed recommendations that were reviewed by the compensation committee. Our Option Exchange Program is more fully described below in the section entitled “- Narrative Disclosure to Summary Compensation Table -Option Exchange Program.”

In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs, our director compensation programs and to conduct further competitive industry benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2024, the compensation committee did not form or delegate authority to such subcommittees. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options, restricted stock units, or RSUs, or other stock awards pursuant to our Amended and Restated 2017 Equity Incentive Plan to employees who are not directors or executive officers. During fiscal year 2024, the compensation committee delegated authority to our Chief Executive Officer to grant certain RSUs to non-executive employees with respect to annual equity awards.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All other Compensation ($)(4)	Total ($)
Mark Iwicki	2024	709,394	297,945	100,100	377,628	6,120	1,491,187
Former Chief Executive Officer	2023	709,394	297,945	4,615,426	2,713,852	6,097	8,342,714
Todd Bazemore	2024	535,600	187,460	45,500	171,543	9,447	949,550
Former Interim Chief Executive Officer, Former President and Chief Operating Officer	2023	535,600	187,460	1,378,219	831,857	10,520	2,943,656
Kim Brazzell, Ph.D.	2024	520,000	163,800	45,500	171,543	19,844	920,687
Head of Research and Development and Chief Medical Officer	2023	520,000	163,800	1,370,495	843,093	25,685	2,923,073

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by our named executive officers for their performance in the years ended December 31, 2024 and 2023.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted during 2024 and 2023 (including, for 2023, the incremental fair value of RSUs granted upon exchange of options pursuant to our option exchange program effected in 2023, or the 2023 Option Exchange Program), computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. For the assumptions underlying the valuation of such RSUs, see Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements appearing at the end of this Annual Report on Form 10-K. For more information about our 2023 Option Exchange Program, see Note 11, “Stock-based Compensation” to our consolidated financial statements appearing at the end of this Annual Report on Form 10-K.
(3)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the periods presented, computed in accordance with the provisions of FASB ASC Topic 718 using a Black-Scholes option pricing model. For the assumptions underlying the valuation of the stock option grants, see Note 11, “Stock-based Compensation” to our consolidated financial statements appearing at the end of this Annual Report on Form 10-K.
(4)	The following table describes the elements that are represented in the “All Other Compensation” column above:

Name	Year	401(k) Savings Plan Company Match	Company-Paid Life and Disability Insurance Premiums
Mark Iwicki	2024	$-	$6,120
	2023	$-	$6,097
Todd Bazemore	2024	$5,007	$4,440
	2023	$6,100	$4,420
Kim Brazzell, Ph.D.	2024	$6,748	$13,096
	2023	$6,100	$19,585

Narrative Disclosure to Summary Compensation Table

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries were $709,394, $535,600 and $520,000, respectively, for 2024 and for 2023.

Annual Bonus. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. Historically, our board of directors or our compensation committee has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2024 performance, our compensation committee awarded bonuses of $297,945, $187,460 and $163,800 to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively, which represented payments at 70% of each individual’s target bonus opportunity (which target bonus opportunities, expressed as a percentage of 2024 annual base salary, were 60%, 50% and 45%, respectively). Mr. Bazemore’s individual performance-based target bonus amount for 2025, expressed as a percentage of his 2025 base salary, is 50%. Dr. Brazzell’s individual performance-based target bonus amount for 2025, expressed as a percentage of his 2025 base salary, is 45%.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with time-based or performance-based vesting features promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee annually reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and/or RSUs with time-based and/or performance-based vesting conditions.

In January 2024, we granted options to purchase 64,500, 29,300 and 29,300 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Such options vest as to 1/48th of the shares underlying the option at the end of each successive one-month period over a four-year period following January 4, 2024, subject to continued service. In January 2024, we granted RSUs with respect to 14,300, 6,500 and 6,500 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Such awards vest as to 1/3 of the shares on each of January 4, 2025, January 4, 2026 and January 4, 2027, subject to continued service.

In January 2025, we granted options to purchase 99,500, 45,200 and 45,200 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Such options vest as to 1/48th of the shares underlying the option at the end of each successive one-month period over a four-year period following January 6, 2025, subject to continued service. In January 2025, we granted RSUs with respect to 22,100, 10,100 and 10,100 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Such awards vest as to 1/3 of the shares on each of January 6, 2026, January 6, 2027 and January 6, 2028, subject to continued service.

In March 2025, in connection with Mr. Bazemore’s appointment as our interim Chief Executive Officer, we granted to Mr. Bazemore options to purchase 45,200 shares of our common stock. Such options vest as to 1/12th of the shares underlying the option at the end of each successive one-month period over a one-year period following February 11, 2025, subject to continued service.

Prior to our initial public offering, or IPO, our executives were eligible to participate in our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended to date, or the 2009 Plan. Following the closing of our IPO, our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the Amended and Restated 2017 Equity Incentive Plan. For a description of our 2009 Plan and our Amended and Restated 2017 Equity Incentive Plan, see “- Stock Option and Other Compensation Plans”.

Historically, we have used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually. The award of stock options to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our board of directors. Such options have been granted with time-based and/or performance-based vesting conditions. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability and, in certain circumstances, including, upon a change in control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. In addition, prior to our IPO, we have granted stock options with exercise prices equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. The exercise price of all stock options granted after our IPO has been and will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on The Nasdaq Capital Market on the date of grant.

At times, we have also used RSUs to compensate our executive officers, including in connection with our Option Exchange Program. We have granted RSUs to our executive officers with time-based and/or performance-based vesting conditions. RSUs with performance-based vesting conditions were all fully vested as of December 31, 2022. Prior to settlement of the RSUs, the holder has no rights as a stockholder with respect to the shares subject to such RSUs, including no voting rights and no right to receive dividends or dividend equivalents.

None of our executive officers is currently party to an employment agreement that provides for guaranteed equity awards.

Settlement Agreements. On November 20, 2025, we entered into settlement agreements and general mutual releases with Todd Bazemore and Kim Brazzell, Ph.D. Under these agreements, and following the stockholder meeting and receipt of the required stockholder approvals, Mr. Bazemore and Dr. Brazzell will receive cash settlement payments of $52,400 and $36,613, respectively, in exchange for waiving their contractual severance rights under their employment arrangements. These settlement agreements were disclosed in our Current Report on Form 8 K filed on November 25, 2025.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Mark Iwicki	-	-		-	-	-	27,802	(2)	$192,946
	-	-		-	-	-	28,439	(3)	$197,367
	-	-		-	-	-	14,842	(4)	$103,003
	-	-		-	-	-	105,921	(5)	$735,092
	-	-		-	-	-	14,300	(6)	$99,242
	79,436	132,395	(8)	-	14.56	6/21/2033	-		-
	14,781	49,719	(9)	-	7.00	1/3/2034	-		-
Todd Bazemore	-	-		-	-	-	8,534	(2)	$59,226
	-	-		-	-	-	8,008	(3)	$55,576
	-	-		-	-	-	5,147	(7)	$35,720
	-	-		-	-	-	32,467	(5)	$225,321
	-	-		-	-	-	6,500	(6)	$45,110
	24,349	40,582	(8)	-	14.56	6/21/2033	-		-
	6,715	22,585	(9)	-	7.00	1/3/2034	-		-
Kim Brazzell, Ph.D.	-	-		-	-	-	8,534	(2)	$59,226
	-	-		-	-	-	6,567	(3)	$45,575
	-	-		-	-	-	4,786	(4)	$33,215
	-	-		-	-	-	32,906	(5)	$228,368
	-	-		-	-	-	6,500	(6)	$45,110
	24,678	41,130	(8)	-	14.56	6/21/2033	-		-
	6,715	22,585	(9)	-	7.00	1/3/2034	-		-

(1)	Amounts shown are based on a price of $6.94 per share, which was the closing price of our common stock as reported on the Nasdaq Capital Market on December 31, 2024, the last trading day of the year.
(2)	The RSUs vest over three years, with 1/3 of such RSUs having vested on each of January 4, 2024 and January 4, 2025 and 1/3 of such RSUs vesting on January 4, 2026, subject to continued service.
(3)	Represents replacement RSUs granted pursuant to our 2023 Option Exchange Program, which vest over two years, with 50% of such RSUs having vested on May 31, 2024 and 50% of such RSUs vesting on May 31, 2025, subject to continued service.
(4)	Represents replacement RSUs granted pursuant to the Option Exchange Program, which vest over three years, with 83% of such RSUs vesting on May 31, 2025 and 17% of such RSUs vesting on May 31, 2026, subject to continued service.
(5)	The RSUs vest over three years, with 1/3 of such RSUs having vested on June 22, 2024 and 1/3 of such RSUs vesting on each of June 22, 2025 and June 22, 2026, subject to continued service.

(6)	The RSUs vest over three years, with 1/3 of such RSUs having vested on January 4, 2025 and 1/3 of such RSUs vesting on each of January 4, 2026 and January 4, 2027, subject to continued service.
(7)	Represents replacement RSUs granted pursuant to the 2023 Option Exchange Program, which vest over three years, with 85% of such RSUs vesting on May 31, 2025 and 15% of such RSUs vesting on May 31, 2026, subject to continued service.
(8)	The option vests over four years, with 25% of the shares underlying the option having vested on June 22, 2024 and 2.0833% of the shares vesting monthly thereafter, subject to continued service.
(9)	The option vests over four years, with 2.0833% of the shares vested on February 4, 2024 and 2.0833% of the shares vesting monthly thereafter, subject to continued service.

Employment Agreements with Named Executive Officers

Letter Agreement with Mr. Iwicki

Mr. Iwicki was appointed as our Chief Executive Officer and Chair of our board of directors pursuant to a letter agreement with us dated September 10, 2015, which amended and restated a prior letter agreement. Mr. Iwicki resigned as our Chief Executive Officer, effective February 11, 2025. Mr. Iwicki continues to serve on our board of directors.

Letter Agreement with Mr. Bazemore

Mr. Bazemore was appointed as our Chief Operating Officer pursuant to a letter agreement with us dated November 6, 2017, and was appointed as our President commencing December 16, 2021 and our interim Chief Executive Officer commencing February 11, 2025. Mr. Bazemore is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Bazemore’s base salary is subject to annual review and adjustment by our compensation committee. Mr. Bazemore’s annual base salary was $535,600, effective January 1, 2025. In addition, Mr. Bazemore is eligible to receive a discretionary bonus in a target amount of 50% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Bazemore’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Bazemore received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Bazemore is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Bazemore is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination, and any performance-based grants with the performance period ending within one year after the termination shall be treated as having satisfied any service requirement with respect thereto and shall vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

In the event we terminate his employment without cause or he terminates his employment for good reason in contemplation of a change of control, as defined in the letter agreement, or within the twenty-four-month period following a change of control, Mr. Bazemore is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment, and any performance based grants with a performance period ending within one year after the termination will be treated as having satisfied any service requirement with respect such grant, and will vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

On November 20, 2025, we entered into a settlement agreement and general mutual release with Mr. Bazemore pursuant to which, subject to and following the stockholder meeting and receipt of the required stockholder approvals, he will receive a cash settlement payment of $52,400 in exchange for waiving his contractual severance rights under his employment arrangement.

Letter Agreement with Dr. Brazzell

Dr. Brazzell was appointed to serve on a full-time basis as our Chief Medical Officer pursuant to a letter agreement with us dated May 10, 2016, which amended and restated a prior letter agreement. Dr. Brazzell is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Brazzell’s base salary is subject to annual review and adjustment by our compensation committee. Dr. Brazzell’s annual base salary was $520,000, effective January 1, 2025. In addition, Dr. Brazzell is eligible to receive a discretionary bonus in a target amount of 45% of his annual base salary, as determined by our compensation committee in its sole discretion.

On March 11, 2019, Dr. Brazzell’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Dr. Brazzell is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.Further, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Dr. Brazzell received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Dr. Brazzell is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination. In the event of a change of control, as defined in his employment letter agreement, during his employment, Dr. Brazzell is entitled to the automatic vesting and exercisability of 100% of any options and restricted shares granted to him that vest solely based on his continued employment, and certain options are exercisable for a period of up to six months following his termination date.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four-month period following a change of control, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him following a change of control that vest solely based on his continued employment and have not vested.

On November 20, 2025, we entered into a settlement agreement and general mutual release with Dr. Brazzell pursuant to which, subject to and following the stockholder meeting and receipt of the required stockholder approvals, he will receive a cash settlement payment of $36,613 in exchange for waiving his contractual severance rights under his employment arrangements.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment and to protect our confidential and proprietary information indefinitely. Under this agreement, each of Mr. Iwicki and Dr. Brazzell has agreed not to solicit our employees or consultants during his employment and for a period of twelve months after the termination of his employment, and Mr. Bazemore has agreed not to solicit our employees or consultants during his employment and for a period of eighteen months after the termination of his employment, and each executive officer has agreed to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions, as defined in the agreement, that are developed during such executive officer’s employment and for a period of one year after the termination of his or her employment, to the extent such invention is our field of interest, as defined in the agreement. Each executive officer also agreed to assign to us any inventions which were not prepared or originated in the performance of employment but that were provided to us or incorporated into any of our products or systems.

Stock Option and Other Compensation Plans

In this section we describe our 2009 Plan, our Amended and Restated 2017 Equity Incentive Plan and our Amended and Restated 2017 Employee Stock Purchase Plan, or 2017 ESPP. Prior to our IPO, which closed on July 25, 2017, we granted awards to eligible participants under the 2009 Plan. Following the closing of our IPO, we ceased granting awards under the 2009 Plan and started granting awards to eligible participants under the 2017 Plan.

2009 Plan

Our 2009 Plan was adopted by our board of directors and approved by our stockholders on December 11, 2009 and subsequently amended by our board in 2012, 2013, 2014 and 2015. The 2009 Plan provided for the grant of incentive stock options, non-qualified options, shares, restricted or otherwise, of our common stock, and other stock-based awards. We refer to awards granted under our 2009 Plan as stock rights. Our employees, directors and consultants were eligible to receive stock rights under our 2009 Plan; however incentive stock options could only be granted to our employees who are deemed to be residents of the United States.

The type of stock right granted under our 2009 Plan and the terms of such stock right are set forth in the applicable stock right award agreement. Our board of directors (or a committee to which our board delegates its authority) administers the 2009 Plan. Subject to the provisions of the 2009 Plan, our board of directors is authorized to:

●	interpret the provisions of the 2009 Plan and all stock rights and make all rules and determinations that it deems necessary or advisable for the administration of the 2009 Plan;

●	amend any term or condition of an outstanding stock right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting or extend the expiration date, provided that no such change will impair a participant’s rights under any prior grant unless we obtain the participant’s consent;

●	purchase and/or cancel a stock right previously granted and grant other stock rights in substitution, which may cover the same or a different number of shares and which may have a lower or higher exercise or purchase price per share, based on such terms and conditions as the board of directors establishes and the participant accepts; and

●	adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate to facilitate the 2009 Plan or to comply with or take advantage of any tax or other laws applicable to us, any of our affiliates, or to participants, which sub-plans may include additional restrictions or conditions applicable to stock rights or shares issuable pursuant to a stock right.

Effect of certain changes in capitalization

If our shares of common stock are subdivided or combined into a greater or smaller number of shares, if we issue shares of common stock as a stock dividend, or if we make any distribution of additional, new or different shares or securities of ours or any distribution of non-cash assets with respect to our shares of common stock, then, subject to the terms of the 2009 Plan, our board of directors shall proportionately and appropriately adjust:

●	the number of shares of our common stock deliverable upon the exercise of an option or acceptance of a stock grant;

●	the exercise or purchase price per share; and

●	any other term or condition of a stock right.

Effect of certain corporate transactions

In the event that we are consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of our assets (other than a transaction to merely change the state of incorporation), which we refer to as corporate transactions, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding options, subject to the terms of the 2009 Plan:

●	provide for the continuation of the outstanding options by equitably substituting for the shares of our common stock then underlying such options either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction;

●	provide by written notice to the participants that the outstanding options will terminate unless exercised (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction) within a specified period following the date of the notice; or

●	terminate each outstanding option in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock into which such option would have been exercisable (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction), minus the aggregate exercise price of such option.

If there is a corporate transaction, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding stock grants, restricted or otherwise, subject to the terms of the 2009 plan:

●	provide for the continuation of the outstanding stock grants on the same terms and conditions by equitably substituting for the shares of our common stock then subject to such stock grants either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction; or

●	provide that each outstanding stock grant will terminate in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights or our board of directors waives all forfeiture and repurchase rights upon the corporate transaction).

In taking any of the above actions with respect to stock rights, our board of directors will not be obligated to treat all stock rights, all stock rights held by a participant, or all stock rights of the same type, identically.

As of December 29, 2025, options to purchase 26 shares of common stock were outstanding under the 2009 Plan at a weighted average exercise price of $193.00 per share.

We no longer grant awards under our 2009 Plan; however, awards outstanding under our 2009 Plan continue to be governed by their existing terms.

Amended and Restated 2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017, and an amendment to our 2017 Equity Incentive Plan was adopted by our board of directors in April 2020 and approved by our stockholders at the 2020 annual meeting of stockholders. Our Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan, which became effective on June 22, 2023, was adopted by our board of directors in May 2023 and by our stockholder June 2023, and amends and restates our 2017 Equity Incentive Plan, as amended.

The 2017 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock reserved for issuance under the 2017 Plan is the sum of: (1) 1,569,136; plus (2) such additional number of shares (up to 70,675) that remained available for grant under the 2009 Plan at the time of our IPO and the number of shares of our common stock subject to outstanding awards under the 2009 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and continuing until, and including, the fiscal year ending December 31, 2033, equal to the lower of (i) 4% of the sum of (I) the number of shares of our common stock outstanding on the first day of such fiscal year and (II) the number of shares of common stock issuable upon any conversion of any outstanding shares of our convertible preferred stock (without giving effect to any restrictions or limitations on conversion) on such date and (ii) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 Plan further increased, pursuant to the terms of the 2017 Plan, by an additional 327,070 shares, effective as of January 1, 2024.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Plan. Incentive stock options, however, may only be granted to our employees. Subject to certain adjustments, awards with respect to no more than 7,738,761 shares of common stock may be granted in the form of incentive stock options during the term of the 2017 Plan. For a description of the limitations on non-employee director compensation under our 2017 Plan, see “Director Compensation” below.

Pursuant to the terms of the 2017 Plan, our board of directors (or a committee delegated by our board of directors or, subject to certain limitations, officers delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

●	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

●	the type of options to be granted;

●	the duration of options, which may not be in excess of ten years;

●	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and

●	the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our board of directors delegates authority to an executive officer to grant awards under the 2017 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards (which may include a formula by which the exercise price will be determined), and the maximum number of shares subject to awards that such executive officer may make.

Effect of certain changes in capitalization

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

●	the number and class of securities available under the 2017 Plan and the number of awards that may be granted as incentive stock options;

●	the share counting rules under the 2017 Plan;

●	the number and class of securities and exercise price per share of each outstanding option;

●	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;

●	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and

●	the share and per-share related provisions and the purchase price, if any, of each other stock-based award.

Effect of certain corporate transactions

Upon a merger or other reorganization event (as defined in our 2017 Plan), our board of directors may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of, or a combination of, the following actions pursuant to the 2017 Plan as to some or all outstanding awards, other than restricted stock awards:

●	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);

●	upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited, and/or vested but unexercised awards will terminate, immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of the notice;

●	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

●	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

●	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2017 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2017 Plan on or after June 22, 2033. Our board of directors may amend, suspend or terminate the 2017 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of April 1, 2024, options to purchase 951,103 shares of common stock were outstanding under the 2017 Plan at a weighted average exercise price of $13.27 per share, and 1,521 options to purchase shares of our common stock had been exercised. As of April 1, 2024, restricted stock units with respect to 830,515 shares of common stock were outstanding under the 2017 Plan.

As of April 1, 2024, 92,062 shares of common stock were available for future issuance under our 2017 Plan.

Amended and Restated 2017 Employee Stock Purchase Plan

Our 2017 ESPP, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017 and amended and restated by our board of directors in December 2018. The 2017 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2017 ESPP initially provides participating employees with the opportunity to purchase an aggregate of 4,466 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2029, in an amount equal to the lowest of: (1) 17,868 shares of our common stock; (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year; and (3) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 ESPP has increased each year, pursuant to the foregoing evergreen provision, on the first of January beginning in 2019.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2017 ESPP, are eligible to participate in the 2017 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2017 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We may make one or more offerings to our eligible employees to purchase stock under the 2017 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. Offering periods under our 2017 ESPP commenced on each January 1 and July beginning with January 1, 2019.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, up to 500 shares of our common stock. No employee may be granted an option under the 2017 ESPP that permits the employee’s rights to purchase shares under the 2017 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2017 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2017 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2017 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2017 ESPP, the share limitations under the 2017 ESPP and the purchase price for an offering period under the 2017 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2017 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2017 ESPP on such terms as our board of directors or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2017 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or

●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2017 ESPP, or any portion of the 2017 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Further, our board of directors may not make any amendment that would cause the 2017 ESPP to fail to comply with Section 423 of the Code. The 2017 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $23,000 for 2024 and is $23,000 for 2025. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2024 was up to an additional $7,500 above the statutory limit and in 2025 is up to an additional $7,500 above the statutory limit. We also make discretionary matching contributions to our 401(k) plan equal to 50% of the employee contributions up to 4% of the employee’s salary, subject to the statutorily prescribed limit, which was equal to $23,000 in 2024 and $23,500 in 2025. The discretionary matching contributions were capped at $6,900 in 2024 and $7,000 in 2025. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures.

Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our CEO, and our other named executive officers (the “Other NEOs” or the “Non-CEO NEOs”) as presented in the Summary Compensation Table on page 29 of this proxy statement, (ii) the “compensation actually paid” to our CEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income/(Loss) (in thousands)
2024	$1,491,187	$1,258,008	$935,119	$860,465	$6.94	$(38,511)
2023	$8,342,714	$3,748,895	$2,933,365	$1,534,773	$2.06	$(42,199)
2022	$1,868,299	$1,221,699	$1,009,753	$772,313	$11.25	$(44,822)

1)	The CEO for 2024, 2023 and 2022 is Mark Iwicki. The Non-CEO NEOs for whom the average compensation is presented in this table for 2024, 2023 and 2022 are Todd Bazemore and Kim Brazzell.
2)	The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.
3)	Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from SCT” columns below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine Compensation Actually Paid are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the CEO or the Non-CEO NEOs in 2022, 2023 or 2024. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	SCT Total for CEO	Minus Stock and Option Awards from SCT	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to CEO
2024	$1,491,187	$477,728	$373,194	$(19,888)	$79,911	$(188,668)	$1,258,008
2023	$8,342,714	$7,329,278	$3,160,055	$(15,793)	$-	$(408,803)	$3,748,895
2022	$1,868,299	$770,803	$373,916	$(87,941)	$56,598	$(218,370)	$1,221,699

Year	Average SCT Total for Other NEOs	Minus Average Stock and Option Awards from SCT	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years	Plus Avg. Value of Awards Granted and Vested During Year	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year	Average Comp. Actually Paid to Other NEOs
2024	$935,119	$217,043	$169,553	$(6,068)	$36,304	$(57,400)	$860,465
2023	$2,933,365	$2,211,832	$956,535	$(5,732)	$-	$(137,563)	$1,534,773
2022	$1,009,753	$242,777	$119,239	$(35,980)	$17,383	$(95,305)	$772,313

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. The assumptions used in determining fair value of the stock options that vested during 2022, 2023 and 2024, or that were outstanding as of December 31, 2022, December 31, 2023 or December 31, 2024, as applicable, are as follows:

	Options Vested During Year or Outstanding on December 31 of:
	2024	2023	2022
Expected Volatility	103.47% - 114.24%	105.29% - 111.91%	76.55% - 90.12%
Risk-Free Interest Rate	3.51% - 4.77%	3.32% - 4.24%	1.44% - 4.20%
Expected Dividend Yield	0%	0%	0%
Expected Term (in years)	8.48 - 9.92	6.00 - 9.00	4.87 - 9.83

4)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in Kala common stock on December 31, 2021.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s TSR over the fiscal three year period from 2022 through 2024.

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s Net Income (Loss) over the fiscal three year period from 2022 through 2024.

Rule 10b5-1 Sales Plans

Our directors and executive officers have adopted and may in the future adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Insider Trading and Anti-Hedging Policies

Our Insider Trading Policy also prohibits trading in our securities while in possession of material non public information and restricts trading by directors, officers and employees to designated open window periods, subject to blackout periods and event specific restrictions. Directors and executive officers may adopt Rule 10b5 1 trading plans only in accordance with SEC rules and our policy, including applicable cooling off periods and other conditions.

Our insider trading policy expressly prohibits all of our employees, including our executive officers, and our directors from engaging in any purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Dodd-Frank Compensation Recovery Policy or “Clawback” Policy

Effective October 2, 2023, we adopted a compensation recovery policy in accordance with Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. The policy provides that, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we will attempt to recover, reasonably promptly from each covered executive, any erroneously awarded incentive-based compensation received by our covered executives during the recovery period under the policy. The policy is administered by our compensation committee.

For purposes of this policy, covered executives means any person who served as an executive officer (as defined in Rule 16a-1(f) under the Exchange Act) at any time during the performance period for the applicable incentive-based compensation. Incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of (i) measures that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures, (ii) stock price and (iii) total shareholder return. Erroneously awarded incentive-based compensation means the amount of incentive-based compensation that was received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid by the covered executives (or by us on their behalf). If the incentive-based compensation is based on our stock price or total shareholder return and the amount of the erroneously awarded incentive-based compensation is not subject to recalculation directly from the information in an accounting restatement, the amount to be recovered shall be based on a reasonable estimate by the compensation committee of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received. The policy does not apply to incentive-based compensation received prior to October 2, 2023 or to incentive-based compensation that was received by a covered executive before beginning service as an executive officer.

Timing of Equity Awards

We generally grant stock options and restricted stock units to employees and directors on an annual basis and may also grant equity awards upon hire, promotion or for retention purposes. We do not grant stock appreciation rights. For options, the exercise price equals the closing market price of our common stock on the Nasdaq Capital Market on the grant date. The compensation committee does not take material non‑public information into account when determining the timing or terms of equity awards, and we do not time the disclosure of material non‑public information for the purpose of affecting the value of executive compensation. During the fiscal year ended December 31, 2024, we did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Form 10‑Q or Form 10‑K, or the filing or furnishing of a Form 8‑K that discloses material non‑public information.

Director Compensation

The table below shows all compensation to our non-employee directors during 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(1)(3)(4)	Total ($)
Mark S. Blumenkranz(4)	47,514	8,652	16,092	72,258
Marjan Farid	60,109	8,652	16,092	84,853
Andrew I. Koven	98,750	10,815	16,924	129,489
C. Daniel Myers	67,500	8,652	16,092	92,244
Gregory D. Perry	50,000	8,652	16,092	74,744
Howard B. Rosen	75,000	8,652	16,092	99,744

(1)	The aggregate amount of outstanding options and RSUs held by each non-employee director as of December 31, 2024 were as follows:

Name	Aggregate Options Outstanding (#)	Aggregate RSUs Outstanding (#)
Mark S. Blumenkranz(4)	-	-
Marjan Farid	10,572	7,792
Andrew I. Koven	17,070	13,922
C. Daniel Myers	10,696	7,924
Gregory D. Perry	13,458	10,894
Howard B. Rosen	16,301	13,790

(2)	The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards granted during 2025 computed in accordance with the provisions of FASB ASC Topic 718. For the assumptions underlying the valuation of equity awards, see Note 2 to our financial statements appearing in our Annual Report on Form 10‑K for the year ended December 31, 2024.
(3)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted during 2024 computed in accordance with the provisions of FASB ASC Topic 718. For the assumptions underlying the valuation of the RSUs, see Note 2 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024.
(4)	Dr. Blumenkranz resigned from our board of directors on September 23, 2024.

Narrative Disclosure to Director Compensation Table

Director Compensation Policy

During the year ended December 31, 2024, our non-employee directors were entitled to compensation for their services on our board of directors as follows:

●	each non-employee director was entitled to receive an option to purchase 8,750 shares of our common stock, upon his or her initial election or appointment to our board of directors, which option vests with respect to one third of the shares on the first anniversary of the grant and with respect to an additional 1/36th of the shares on each monthly anniversary thereafter and vest automatically as to 100% of the unvested portion of such option upon specified change in control events (collectively, the “Initial Option Award”);

●	each non-employee director who has then served on our board of directors for at least six months was entitled to receive, on the date of the first board meeting held after each annual meeting of stockholders, an option to purchase 3,150 shares of our common stock and RSUs for 1,400 shares of our common stock, and if then serving as the Lead Independent Director, an option to purchase 3,900 shares of our common stock and RSUs for 1,750 shares of our common stock, which options and RSUs will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date, and (B) automatically as to 100% of the unvested portion of such options upon specified change in control events (collectively, the “Annual Awards”);

●	each non-employee director was entitled to receive an annual fee of $50,000;

●	the Lead Independent Director was entitled to receive an additional annual fee of $23,750; and

●	each non-employee director who served as member of a committee of our board of directors was entitled to receive additional compensation as follows:

●	audit committee-an annual non-chair retainer of $10,000; chair annual retainer of $20,000;

●	compensation committee-an annual non-chair retainer of $7,500; chair annual retainer of $15,000; and

●	nominating and corporate governance committee-an annual non-chair retainer of $5,000; chair annual retainer of $10,000. Each member of our board of directors also is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

This non-employee director compensation policy remains in effect for the year ending December 31, 2025.

Effective June 2023, pursuant to the terms of the 2017 Plan, the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director for services as a director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1 million in any calendar year for any individual non-employee director for services as a director in such non-employee director’s initial year of election or appointment. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance, amounts paid and the value of equity awards granted pursuant to a bona fide consulting agreement for services other than as a director and any amounts paid to a non-employee director as reimbursement of an expense will not count against the foregoing limit. Our board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as our board of directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Our board of directors has determined that the director compensation policy in 2024 will stay in effect for directors serving during the year ending December 31, 2025.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation plans, our 2009 Plan, our 2017 Plan and our 2017 ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options warrants and rights (a)		Weighted average exercise price of outstanding warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,431,830	(1)	13.23	(2)	279,350	(3)(4)(5)
Equity compensation plans not approved by security holders	10,496	(6)	9.72	(2)	-
Total	1,442,326		13.22		279,350

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2009 Plan and 2017 Plan and shares of our common subject to outstanding RSUs awarded under our 2017 Plan.
(2)	The calculation does not take into account the 558,052 shares of common stock subject to outstanding RSUs under the 2017 Plan or the 6,271 shares of common stock subject to outstanding RSUs that were granted to employees outside of the 2017 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). Such shares will be issued at the time such awards vest (or upon the earlier of the director’s cessation of service or certain “change in control events”, if a non-employee director elects to defer the receipt of such RSUs), without any cash consideration payable for those shares.
(3)	Includes 244,003 shares of our common stock available for issuance under our 2017 Plan and 35,347 shares of common stock available for issuance under our 2017 ESPP.
(4)	The number of shares of common stock reserved for issuance under the 2017 Plan will be increased on the first day of each fiscal year through January 1, 2033, in amount equal to the lowest of: (i) 4% of the sum of the number of outstanding shares of common stock on the first day of the applicable fiscal year and the number of shares of common stock issuable upon conversion of any outstanding shares of convertible preferred stock (without giving effect to any restrictions or limitations on conversion) on such date and (ii) an amount determined by our board of directors. On January 1, 2025, the shares under the 2017 Plan were increased by 554,663shares pursuant to the annual increase described above.
(5)	The number of shares of our common stock reserved for issuance under the 2017 ESPP will be increased on the first day of each fiscal year through January 1, 2029, in an amount equal to the lowest of: (i) 17,868 shares of common stock, (ii) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (iii) an amount determined by our board of directors. On January 1, 2025, the shares under the 2017 ESPP were increased by 17,868 shares pursuant to the annual increase described above.
(6)	Represents inducement option awards and inducement RSUs granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4). Each inducement option award has an exercise price equal to closing price of our common stock on the date of grant and vests over four years with 25% of the shares underlying each option vesting on the first anniversary of the applicable employee’s new hire date and 2.0833% vesting monthly thereafter. Each inducement RSU vests over three years, with one-third of such RSUs vesting on the first anniversary of the applicable employee’s new hire date and the remainder vesting in equal yearly installments over the following two years.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with Company management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for that fiscal year.

The audit committee has received from, and discussed with, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Howard B. Rosen, Chair

Andrew I. Koven

C. Daniel Myers

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Restated Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our current board of directors consists of seven members, divided into three classes as follows:

●	Class I is comprised of Marjan Farid and Andrew Koven, each with a term ending at the 2027 annual meeting of stockholders;

●	Class II is comprised of David Lazar, Mark Iwicki and Todd Bazemore, each with a term ending at the 2025 annual meeting of stockholders; and

●	Class III is comprised of C. Daniel Myers and Howard Rosen, each with a term ending at the 2026 annual meeting of stockholders.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated the following individuals for election at the Annual Meeting: David Lazar, Mark Iwicki and Todd Bazemore as Class II directors, each with a term ending at the 2028 annual meeting of stockholders.

Each of our current directors, except for David Lazar, has agreed to tender a resignation, effective immediately following the conclusion of the Annual Meeting, if our stockholders approve Proposal 4 and Proposal 5. Subject to such resignations becoming effective, and if our stockholders approve Proposal 1, the Board currently expects David Lazar to stay on as a Class II director and the holder of the rights and obligations under the November 2025 Securities Purchase Agreement to nominate up to eight director nominees. Any such nominees will be qualified and approved by the Company’s Nominating and Corporate Governance Committee.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above in Proposal 1 to three-year terms ending at the 2028 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected, subject to the potential resignations as described above. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We do not expect that any of the nominees will be unable to serve if elected.

Consistent with our By‑laws, when a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non‑votes are not counted as votes cast and therefore will have no effect on the outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF DAVID LAZAR, Mark Iwicki and Todd Bazemore AS CLASS II DIRECTORS.

Proposal 2: Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2024 annual meeting of stockholders, our stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on the compensation of our named executive officers every year. At our 2024 annual meeting, approximately 77.2% of the votes cast supported the advisory vote on executive compensation.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement (see “Executive and Director Compensation” in this proxy statement) describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2024. Our executive compensation embodies a pay-for-performance philosophy that supports our business strategy, aligns the interests of our executives with our stockholders and promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors and our compensation committee believe that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or our board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

When a quorum is present, approval of this advisory proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting on the matter. Abstentions and broker non‑votes are not counted as votes cast and therefore will have no effect on the outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of HTL International, LLC, or HTL, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2025. Although stockholder approval of our audit committee’s appointment of HTL is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of HTL. HTL has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of HTL are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2024 (and for prior years) and audited our 2024 consolidated financial statements included in our Annual Report on Form 10‑K.

Change in Independent Registered Public Accounting Firm

On December 15, 2025, the Audit Committee approved the dismissal of Deloitte & Touche LLP as our independent registered public accounting firm, effective as of that date. Deloitte’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through December 15, 2025, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events”.

We provided Deloitte with a copy of these disclosures and requested that Deloitte furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with these statements and, if not, stating the respects in which it does not agree. Deloitte’s letter, dated December 16, 2025, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on December 16, 2025.

Audit Fees and Services

Deloitte was our independent registered public accounting firm for the years ended December 31, 2024 and December 31, 2023. The following table summarizes the fees Deloitte billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Years Ended December 31,
Fee Category	2024	2023
Audit Fees(1)	$778,587	$821,024
Audit-Related Fees	$-	$-
Tax Fees(2)	$-	$50,500
All Other Fees(3)	$1,895	$1,895
Total Fees	$780,482	$873,419

(1)	Audit fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements, including, our registration statements.
(2)	Tax fees consist of fees for professional services with respect to tax compliance, tax advice and tax planning.
(3)	All other fees include fees and expenses for services which do not fall within the categories described above. All other fees consisted of a subscription to Deloitte & Touche LLP’s Accounting and Research Tool.

Pre-Approval Policies and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. In 2020, the audit committee delegated to its chair the authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of this delegated authority, the chair must report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval. The audit committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

When a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting on the matter. Abstentions and broker non‑votes are not counted as votes cast and therefore will have no effect on the outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HTL INTERNATIONAL, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Proposal 4: To Approve the Issuance of Shares of our Common Stock upon Conversion of our Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock in Accordance with Nasdaq Listing Rules 5635(b) and 5635(d)

Background

On November 24, 2025, we entered into and began implementing a new financing and balance‑sheet restructuring that included (i) a securities purchase agreement with investor David Lazar providing up to $6.0 million in preferred equity across two closings and (ii) a settlement of our outstanding loan obligations with Oxford. In the first closing on November 24, 2025, we issued and sold 900,000 shares of our Series AA Convertible Non‑Redeemable Preferred Stock (“Series AA Preferred Stock”) at $2.00 per share for aggregate gross proceeds of $1.8 million. The second closing, expected to occur after stockholder approvals, contemplates our issuance and sale of 2,100,000 shares of our Series AAA Convertible Non‑Redeemable Preferred Stock (“Series AAA Preferred Stock”) at $2.00 per share for additional gross proceeds of $4.2 million (of which $1.0 million was paid to Oxford as partial consideration for the loan settlement). The 900,000 shares of Series AA Preferred Stock are initially convertible into 49,500,000 shares of common stock, and the 2,100,000 shares of Series AAA Preferred Stock will be initially convertible into 882,000,000 shares of common stock, in each case subject to adjustment as described in the respective certificates of designations and stockholder approval.

In connection with the financing, on November 23, 2025, we and our subsidiary Combangio, Inc. entered into a loan settlement agreement with Oxford that settled all payment obligations under our Loan and Security Agreement in exchange for: (i) a $2.0 million cash payment and (ii) issuance of 1,620,000 shares of our common stock to Oxford. We also entered into a Voting Agreement pursuant to which, for four months, Oxford agreed to vote the settlement shares (and any additional shares acquired during the term) in favor of all proposals recommended by our board at the stockholder meeting. On December 11, 2025, Mr. Lazar transferred his rights and obligations under the Securities Purchase Agreement solely with respect to the Series AAA Preferred Shares to AK Holdings Group Inc., a Panamanian company, and we engaged a principal of that transferee as a consultant as of that date.

On November 24, 2025, we filed a Certificate of Designations for the Series AA Preferred Stock. Each share of Series AA Preferred Stock is initially convertible into 55 shares of our common stock (subject to adjustment) at any time at the option of the holder after the stockholder approvals described below and the filing of a charter amendment increasing our authorized common stock. The Series AAA Preferred Stock will have substantially similar terms, except that each share is initially convertible into 420 shares of our common stock (subject to adjustment).

Nasdaq Listing Rule 5635(b) requires prior stockholder approval for an issuance that would result in a “change of control” under Nasdaq rules (generally, acquisition of 20% or more of the outstanding equity or voting power and the largest ownership position). The potential conversion of the Series AA Preferred Stock and Series AAA Preferred Stock into common stock could be deemed a change of control under Rule 5635(b). Accordingly, we are seeking stockholder approval to permit the issuance of the shares of common stock issuable upon conversion of the Series AA Preferred Stock and the Series AAA Preferred Stock in accordance with Rule 5635(b).

Nasdaq Listing Rule 5635(d) also requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering, where the issuance equals 20% or more of the common stock or voting power outstanding before the issuance at less than the minimum price; accordingly, we are also seeking approval for purposes of Rule 5635(d).

The second closing of the Series AAA Preferred Stock is also conditioned on (i) stockholder approval of this Proposal 4, (ii) stockholder approval of an increase in authorized common stock and filing of a charter amendment effecting such increase, and (iii) filing of the Certificate of Designations for the Series AAA Preferred Stock.

Accordingly, our board of directors is asking stockholders to approve, for purposes of Nasdaq Listing Rule 5635(b), the issuance of shares of our common stock upon conversion of the Series AA Preferred Stock and the Series AAA Preferred Stock. Related proposals in this proxy statement include the increase in authorized shares of common stock and the reverse stock split authority, which facilitate the availability of sufficient shares for issuance.

Reasons for the Proposal

The November 2025 financing and Oxford loan settlement were undertaken to address our balance sheet, secure needed capital, and position the Company to maintain compliance with Nasdaq continued listing standards. Approval of this Proposal 4 is required under Nasdaq Listing Rule 5635(b) to permit conversions of the Series AA Preferred Stock and Series AAA Preferred Stock that could otherwise be deemed a change of control. The financing also contemplated (and is conditioned upon) stockholder approval of the other share‑capital proposals in this proxy statement to ensure sufficient authorized common stock is available to be converted.

Effect on Holders of Common Stock if the Nasdaq Proposal is Approved by our Stockholders

If this Proposal 4 is approved and the related share‑capital proposals are effected, holders of Series AA Preferred Stock and Series AAA Preferred Stock may elect to convert their shares into common stock at the applicable conversion ratios (55 and 420 shares per preferred share, respectively, in each case subject to adjustment). Any such conversions will dilute existing holders of our common stock. Depending on the extent of conversions and other share issuances, concentrated ownership could enable significant influence over matters submitted to a stockholder vote, including director elections and mergers or other corporate transactions.

Consequences if Stockholder Approval of the Nasdaq Proposal is Not Obtained

If stockholders do not approve this Proposal 4, we will not be permitted, under Nasdaq Listing Rules 5635(b) and 5635(d), to issue the shares of common stock upon conversion of the Series AA Preferred Stock and Series AAA Preferred Stock to the extent such issuance would be deemed a “change of control” or would meet or exceed the 20% issuance threshold for non‑public offerings at less than the minimum price. In addition, the second closing for the Series AAA Preferred Stock will not occur absent the required stockholder approvals and related charter filings, and our financing and capital structure objectives, including those linked to our Oxford loan settlement, could be adversely affected.

When a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting on the matter. Abstentions and broker non‑votes are not counted as votes cast and therefore will have no effect on the outcome.

Our board of directors has Approved and declared advisable, and recommends that the stockholders vote “FOR” Proposal FOUR.

Proposal 5: Approval of an Amendment to our Restated Certificate of Incorporation, as Amended, to Increase the Number of Authorized Shares of Common Stock to 1,500,000,000.

Overview

On November 24, 2025, we commenced a financing and balance‑sheet restructuring that included (i) a Securities Purchase Agreement providing for up to $6.0 million of preferred equity across two closings (Series AA and Series AAA Convertible Non‑Redeemable Preferred Stock) and (ii) a loan settlement with Oxford. The second closing is conditioned on stockholder approval of this Proposal 5 to increase our authorized common shares and on related filings. Increasing our authorized common shares will ensure we have a sufficient number available for conversions of the Series AA and Series AAA preferred shares and otherwise support our corporate purposes.

We have included this Proposal 5 to satisfy conditions to the November 2025 financing (including the second closing of the Series AAA preferred) and to provide sufficient authorized share capital to support the Company’s financing and strategic objectives, as described under Proposal 4 and in our November 25, 2025 Current Report on Form 8‑K.

This Proposal 5 seeks approval of a single amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 1,500,000,000. This Proposal 5 is separate from Proposal 4 (Nasdaq Listing Rule 5635(b) approval for issuances upon conversion of the Series AA and Series AAA preferred) and from Proposal 6 (reverse stock split authority). The second closing of the November 2025 financing is conditioned, among other things, on stockholder approval of Proposal 4 and this Proposal 5 and on filing the related charter amendment. If stockholders approve this Proposal 5, we intend to promptly file the charter amendment to increase the authorized common shares. As disclosed in Proposal 4 and our November 25, 2025 Form 8‑K, the second closing of the Series AAA preferred financing is conditioned on stockholder approval of Proposals 4 and 5 and on filing the related charter amendment.

When a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome.

OUR BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1,500,000,000.

The form of Certificate of Amendment to our Restated Certificate of Incorporation to effect the increase in authorized shares described in this Proposal 5 is included in this proxy statement as Annex A.

Proposal 6: Approval of an Amendment to our Restated Certificate of Incorporation, as amended, to Effect a Reverse Stock Split of our Common Stock at a Ratio of Not Less than 1‑for‑2 and Not Greater than 1‑for‑100.

Our board of directors has determined to seek stockholder approval to amend our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the shares of our common stock at a ratio in a range of not less than 1‑for‑2 and not greater than 1‑for‑100, with the exact exchange ratio and the timing of the reverse stock split to be determined by the board of directors in its discretion. This proposal is intended to provide the board with flexibility to manage the Company’s capital structure, including in support of compliance with Nasdaq continued listing requirements and the November 2025 financing transactions disclosed in our Current Report on Form 8‑K filed on November 25, 2025 and elsewhere in this proxy statement.

If approved by stockholders, the reverse stock split may be effected, at a single ratio selected by the board within the approved range, at such time as the board deems appropriate. The board reserves the right, in its sole discretion, to elect not to proceed with the reverse stock split and to abandon it without further action by stockholders if it determines that implementation is no longer in the best interests of the Company and its stockholders.

If the board effects the board split:

●	Each block of outstanding shares of common stock would be combined into a lesser number of shares at the selected ratio; the total number of issued and outstanding shares of common stock would decrease proportionately.

●	Proportionate adjustments would be made to (i) the per share exercise or conversion prices and the number of shares issuable upon exercise or conversion of outstanding options, warrants and other equity awards or securities, including the Series AA and Series AAA Convertible Non Redeemable Preferred Stock disclosed in our November 25, 2025 Form 8 K, and (ii) the number of shares available for issuance under our equity plans, in each case in accordance with their terms.

●	Except for the effect of cash payments in lieu of fractional shares (as described below), the reverse stock split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest or the rights, preferences or privileges of the common stock.

●	No fractional shares would be issued. Stockholders otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share, calculated in accordance with the amendment and as further described in this proxy statement.

The form of Certificate of Amendment to our Restated Certificate of Incorporation to effect the reverse stock split described in this Proposal 6 is included with this proxy statement as Annex B.

When a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders entitled to vote thereon. Abstentions and broker non‑votes will not be counted as votes cast and therefore will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 6 TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1‑FOR‑2 AND NOT GREATER THAN 1‑FOR‑100.

Proposal 7: Approval of an Adjournment of the 2025 Annual Meeting, if Necessary, to Solicit Additional Proxies, or in the Absence of a Quorum

If, at the time of the annual meeting, the number of votes cast “FOR” any of the proposals described in this proxy statement (including, without limitation, Proposal 4, Proposal 5 and Proposal 6) is insufficient to approve such proposal(s), or in the absence of a quorum, we are asking stockholders to approve the adjournment of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies. An adjournment could also be used to allow additional time for the satisfaction of any conditions to the implementation of such proposals.

If this Proposal 7 is approved, the chair of the meeting may adjourn the annual meeting to solicit additional proxies in favor of any proposal for which there are not sufficient votes at the time of the annual meeting, or in the absence of a quorum. The board of directors does not currently intend to adjourn the annual meeting if, as to all proposals, sufficient votes have been received to approve or definitively reject the proposals.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of shares entitled to vote thereon. Abstentions and broker non‑votes are not counted as votes cast and therefore will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 7 TO APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES OR IN THE ABSENCE OF A QUORUM.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of December 29, 2025 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

●	each of our current directors;

●	our principal executive officer and two other most highly compensated executive officers who served during the year ended December 31, 2024, named in the Summary Compensation table above, whom, collectively, we refer to as our named executive officers; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 23,249,725 shares of our common stock outstanding as of December 29, 2025. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of December 29, 2025, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o KALA BIO, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP(1)	4,507,359	19.39%
Directors, Nominees and Named Executive Officers:
David Lazar	0	*
Mark Iwicki(2)	197,349	*
Todd Bazemore(3)	133,586	*
Kim Brazzell, Ph.D.(4)	59,682	*
Marjan Farid, M.D.	8,829	*
Andrew I. Koven	13,521	*
C. Daniel Myers	8,909	*
Howard B. Rosen(5)	12,789	*
All current executive officers and directors as a group (8 persons)(6)		2.24%

*	Less than one percent

(1)	Consists of 4,507,359 shares of common stock held by Baker Brothers Life Sciences, L.P., or Life Sciences, and 667, L.P., or 667. We refer to Life Sciences and 667 collectively in this footnote as the Funds. The Funds also hold 47,132 shares of Series E Preferred Stock, 2,928 shares of Series F Preferred Stock, 10,901 shares of Series G Preferred Stock, and 2,299 shares of Series H Preferred Stock each of which is convertible into 100 shares of common stock (subject to adjustment as provided in the Company’s Series E Certificate of Designations, Series F Certificate of Designations, Series G Certificate of Designations and Series H Certificate of Designations, respectively) at any time at the option of the holder, provided that the holder is prohibited, subject to certain exceptions, from converting its Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock for shares of common stock to the extent that immediately prior to or following such conversion, the holder, together with its affiliates and other attribution parties, would own in excess of 9.99% of the total number of shares of common stock then issued and outstanding after giving effect to such conversion, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us (collectively, the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, as of December 29, 2025, the Funds cannot convert any shares of Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock into common stock. The Schedule 13D/A was filed jointly by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker. Baker Bros. Advisors LP, or Advisor, is the management company and investment adviser to the Funds and has sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC, or Advisor GP, is the sole general partner of Advisor. Julian C. Baker and Felix J. Baker are managing members of Advisor GP. Advisor GP, Felix J. Baker, Julian C. Baker, and Advisor may be deemed to be beneficial owners of the securities directly held by the Funds. Julian C. Baker, Felix J. Baker, Advisor GP and Advisor disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The address for each of the reporting persons is 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)	Consists of stock options held by Mr. Iwicki that are exercisable as of December 29, 2025 or will become exercisable within 60 days after such date.
(3)	Consists of (i) 14,308 shares of common stock beneficially owned by Mr. Bazemore and (ii) 119,078 shares of common stock underlying options held by Mr. Bazemore that are exercisable as of December 29, 2025 or will become exercisable within 60 days after such date.
(4)	Consists of (i) 12,591 shares of common stock beneficially owned by Dr. Brazzell and (ii) 47,091 shares of common stock underlying options held by Dr. Brazzell that are exercisable as of December 29, 2025 or will become exercisable within 60 days after such date.
(5)	Consists of (i) 262 shares of common stock owned by the Rosen/Doherty Revocable Trust Dated June 11, 2001, of which Mr. Rosen is a co-trustee, and (ii) 12,528 shares of common stock underlying options held by Mr. Rosen that are exercisable as of December 29, 2025 or will become exercisable within 60 days after such date.
(6)	Includes 532,451 shares of common stock underlying options that are exercisable as of December 29, 2025 or will become exercisable within 60 days after such date.

Oxford Settlement and Voting Agreement

On November 23, 2025, we entered into a loan settlement agreement with Oxford, pursuant to which we agreed to pay Oxford $2.0 million in cash and issue 1,620,000 shares of our common stock (the “Settlement Stock”) as consideration. Oxford also entered into a voting agreement under which, for four months, it agreed to vote all of its “Proxy Shares” (including the Settlement Stock and any additional shares it acquires during that period) in favor of all proposals recommended by our board of directors at the 2025 annual stockholder meeting, and granted us an irrevocable proxy to vote any such shares not otherwise voted by Oxford.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and our other securities with the SEC. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2024, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2026 Annual Meeting of Stockholders

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2026 annual meeting of stockholders, stockholder proposals must be received by us no later than September 1, 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. The required notice must be in writing and received by our Corporate Secretary at our principal executive office and must otherwise meet the requirements set forth in our by-laws (including providing the information required by Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the company’s nominees). In general, we must receive notice of other proposals of stockholders (including director nominations) intended to be presented at the 2026 annual meeting of stockholders but not included in the proxy statement by November 1, 2026, but not before October 2, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was given or public announcement of the date of such annual meeting was first made, whichever occurs first. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2026 annual meeting of stockholders. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to KALA BIO, Inc., Attention: Nominating and Corporate Governance Committee, 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy materials. This means a single printed set of our proxy statement, proxy card (or voting instruction form) and our annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy materials and our 2024 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to you if you write or call us at KALA BIO, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476, Attention: Chief Financial Officer, telephone: (781) 996-5252. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Annex A

Form of Share Increase Amendment

FORM OF CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF KALA BIO, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Kala Bio, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1.	The name of the corporation is Kala Bio, Inc. (the “Corporation”).

2.	The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was July 7, 2009.

3.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

4.	The Certificate of Incorporation is hereby amended by amending and restating the first paragraph of Article FOURTH in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,505,000,000 shares, consisting of (i) 1,500,000,000 shares of Common Stock, each having a par value of $0.001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares of Preferred Stock, each having a par value of $0.001 per share (the “Preferred Stock”).”

5.	The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.

6.	Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

[Signature page follows.]

A-1

IN WITNESS WHEREOF, Kala Bio, Inc. has caused this Certificate of Amendment to be duly executed by the undersigned duly authorized officer as of this __ day of _______, ____.

KALA BIO, INC.

By:
Name:
Title:

[Signature Page to Certificate of Amendment (Share Increase Amendment)]

A-2

Annex B

Form of Reverse Stock Split Amendment

FORM OF CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF KALA BIO, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Kala Bio, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1.	The name of the corporation is Kala Bio, Inc. (the “Corporation”).

2.	The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was July 7, 2009.

3.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

4.	Resolutions were duly adopted by the Board of Directors of the Corporation, in accordance with the provisions of the Certificate of Incorporation set forth below, providing that, effective as of [●], New York time, on [●], each [●] (#) issued and outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, shall be converted into [●] (#) share of the Corporation’s Common Stock, par value $0.001 per share, as constituted following such date.

5.	The Certificate of Incorporation is hereby amended by amending and restating paragraph A.5 of Article FOURTH in its entirety as follows:

“5. Reverse Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [●] shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”), (the “Reverse Stock Split”).. No fractional shares will be issued. Stockholders that would hold fractional shares as a result of the Reverse Stock Split are entitled to receive a cash payment in lieu of said fractional shares based on the closing price on the Nasdaq Capital Market on [●]. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified minus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

6.	The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.

7.	Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, Kala Bio, Inc. has caused this Certificate of Amendment to be duly executed by the undersigned duly authorized officer as of this __ day of _______, ____.

KALA BIO, INC.

By:
Name:
Title:

[Signature Page to Certificate of Amendment (Reverse Stock Split Amendment)]

B-1

KALA BIO

KALA BIO, INC.
1167 MASSACHUSETTS AVE
ARLINGTON, MA 02476

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KALA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V82103-P41873 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KALA BIO, INC.

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
1. Election of three Class II Directors each to serve until the 2028 Annual Meeting of Stockholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Lazar
02) Mark Iwicki
03) Todd Bazemore

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Signatu r e [PLEASE SIGN WITHIN BOX] Date Signatu r e (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS POR TION FOR YOUR RECORDS DE T ACH AND RETURN THIS POR TION ON L Y THIS PROXY CARD IS V ALID ON L Y WHEN SIGNED AND D A TED. V82103 - P41873 Fo r Wi thh o l d F o r All A ll Al l Except ! ! ! T o withhol d authorit y t o vot e for an y individual nominee(s) , mar k "Fo r Al l Except " an d writ e the number(s ) o f th e nominee(s ) o n th e lin e belo w . 1. Election of two Class II Di r ectors each to serve until the 2028 Annual Meeting of Stockholders Nominees: 1) David Lazar 2) A vi Minkowitz The Boa r d of Di r ectors r ecommends you vote FOR the following p r oposals: 2. App r oval of a non - binding advisory vote on executive compensation. 3. T o ratify the appointment of [ ] as KALA BIO, Inc.'s independent public accounting firm for the fiscal year ending December 31, 2025. 4. T o app r ove the issuance of sha r es of common stock of KALA BIO, Inc . upon conversion of the Series AA Convertible P r efer r ed Stock and Series AAA Convertible P r efer r ed Stock in acco r dance with Nasdaq Listing Rules 5635 (b) and 5635 (d) . 5. T o app r ove an amendment to KALA BIO, Inc . 's Restated Certificate of Incorporation, as amended, to inc r ease the number of authorized sha r es of common stock to [TBD] . 6. T o app r ove an amendment to KALA BIO, Inc . 's Restated Certificate of Incorporation, as amended, to e f fect a r everse stock split of the sha r es of the company's common stock at a ratio of not less than 1 for 2 and not g r eater than 1 for 100 , with the exact exchange ratio and timing to be determined at the disc r etion of the Boa r d of Di r ectors . 7. T o app r ove an adjou r nment of the 2025 Annual Meeting, if necessar y , to solicit additional p r oxies if the r e a r e not su f ficient votes in favor of the fo r egoing p r oposals at the time of the meeting, or in the absence of a quorum. Please sign exactly as your name(s) appear(s) he r eon. When signing as atto r ne y , executo r , administrato r , or other fiduciar y , please give full title as such. Joint owners shoul d eac h sig n personall y . Al l holders mus t sign. I f a corporatio n o r partnership , pleas e sig n i n ful l corporat e o r partnershi p nam e b y authorize d o ffice r . KALA BIO, INC. The Boa r d of Di r ectors r ecommends you vote FOR the following di r ector nominees: NOTE: T o transact such other business as may p r operly come befo r e the meeting or any adjou r nment the r eof. KALA BIO, INC. 1167 MASSACHUSETTS A VE ARLINGTON, MA 02476 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Fo r Agains t Abstain VOTE BY INTERNET Before The Meeting - Go to ww w .p r oxyvote.com or scan the QR Ba r code above Use the Inte r net to transmit your voting instructions and for elect r onic delivery of information up until 11 : 59 p . m . Easte r n T ime the day befo r e the meeting date . Have your p r oxy ca r d in hand when you access the web site and follow the instructions to obtain your r eco r ds and to c r eate an elect r onic voting instruction form . During The Meeting - Go to ww w . virtualsha r eholdermeeting . com/KALA 2025 Y o u ma y atten d th e meetin g vi a th e Inte r ne t an d vot e durin g th e meeting . Hav e th e information that is printed in the box marked by the ar r ow available and follow the instructions . The r e will be no physical location at which stockholders may attend the meeting . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Easte r n T ime the day befo r e the meeting date . Have your p r oxy ca r d in hand when you call and then follow the instructions . VOTE BY MAIL Mark , sig n an d dat e you r p r ox y ca r d an d r etu r n i t i n th e postage - pai d envelop e we hav e p r ovide d o r r etu r n i t t o V ot e P r ocessing , c/ o B r oadridge , 5 1 Me r cede s W a y , Edgewood , N Y 11717 . SCAN T O VIE W M A TERIAL S & VO TE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V82104-P41873

The stockholder(s) hereby appoint(s) David Lazar, Avraham Ben-Tzvi and Matthew McMurdo or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of KALA BIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, ET on January 30, 2026 via the Internet at www.virtualshareholdermeeting.com/KALA2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations set forth on the reverse side of this ballot. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournment thereof.

Continued and to be signed on reverse side

Important Notice Rega r ding the A vailability of Pr oxy Materials for the Annual Meeting: The Notice and P r oxy Statement and Form 10 - K a r e available at ww w .p r oxyvote.com. V82104 - P41873 KALA BIO, INC. Annual Meeting of Stockholders January 30, 2026 11:00 AM ET This p r oxy is solicited by the Boa r d of Di r ectors Th e stockholder(s ) he reb y appoint(s ) Davi d Laza r , A vraha m Ben - Tzv i an d Matthe w McMu r d o o r an y o f them , as p r oxies , eac h wit h th e powe r t o appoin t hi s o r he r substitute , an d he reb y authorize(s ) the m t o r ep r esen t an d t o vote, a s designate d o n th e r evers e sid e o f thi s ballot , al l o f th e sha r e s o f stoc k o f KAL A BIO , INC . tha t th e stockholder(s) is/a r e entitled to vote at the Annual Meeting of Stockholders to be held at 11 : 00 AM, ET on January 30 , 2026 via the Inte r net at ww w . virtualsha r eholdermeeting . com/KALA 2025 , and any adjou r nment or postponement the r eof . This p r ox y , when p r operly executed, will be voted in the manner di r ected he r ein . If no such di r ection is made, this p r oxy will be voted in acco r dance with the Boa r d of Di r ectors' r ecommendations set forth on the r everse side of this ballot . In their disc r etion, the p r oxies a r e authorized to vote upon such other matters as may be p r operly b r ought befo r e the meeting or any adjou r nment the r eof . Continued and to be signed on r everse side